EXHIBIT 10.52

FRONTIER TRADING COMPANY [    ], LLC

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Table of Contents

Article I	Organization

Article II	Manager

Article III	Liability and Indemnification

Article IV	Members

Article V	Capital Contributions; Capital Accounts; Allocations; Distributions

Article VI	Accounting Matters and Reports

Article VII	Withdrawals

Article VIII	Dissolution

Article IX	Miscellaneous

FRONTIER TRADING COMPANY [            ], LLC

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This third amended and restated limited liability company agreement (“Agreement”) is made and entered into effective as of the      day of [            ], 20    , by and among the undersigned parties hereto. The term “Manager” shall refer to any party who executes this Agreement as a Manager, including Equinox Fund Management, LLC, a Delaware limited liability company (“Equinox”). The term “Member” shall refer to any party that has executed or in the future executes this Agreement as a Member but excludes any party that ceases to be a Member of the Company (as hereinafter defined) pursuant to Article VII of this Agreement.

WHEREAS, the operative terms of the Company were originally set forth in the limited liability company agreement dated as of [                    ] as subsequently amended by the amended and restated limited liability company agreement on [                    ] and the second amended and restated limited liability company agreement on [                    ] (the “Existing Agreement”); and

WHEREAS, The Bornhoft Group Corporation, a Colorado corporation, wishes to withdraw as Manager of the Company and desires to admit Equinox, as the new Manager, and Equinox wishes to accept such an appointment; and

WHEREAS, the parties to this Agreement desire to amend and restate the Existing Agreement in its entirety.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged and confirmed, the parties hereto do hereby agree as follows:

Article I

Organization

Section 1.1 Name and Principal Office. The parties formed a limited liability company under the name “Frontier Fund Trading Company [            ], LLC” (the “Company”) under the provisions of the Delaware Limited Liability Company Act, as amended (the “Limited Liability Company Act”) upon the filing of a Certificate of Formation with the Secretary of the State of Delaware. The Manager, in its sole and absolute discretion, may choose to conduct the business of the Company under any other name upon written notice to the Members. The principal place of business of the Company shall be located at 1660 Lincoln Street, Suite 100, Denver, Colorado 80264, or at such other locations as may from time to time be determined by the Manager.

Section 1.2 Purpose. The Company’s business and purpose is to seek capital appreciation directly or indirectly through the leveraged speculative trading of commodities, futures contracts, forward contracts, swaps, options on the foregoing, exchange of futures for physical transactions, exchange of physical for futures transactions, exchange of swap for future transactions, exchange of futures for swap transactions, other derivative instruments and hybrid instruments, and other instruments and investments, non-margin assets in U.S. government securities which include any security issued or guaranteed as to principal or interest by the United States, or by a person controlled by or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States or any certificate of deposit for any of the foregoing, including U.S. treasury bonds, U.S. treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits and other cash equivalents as may be approved by the Manager from time to time, in each case of every kind and character, traded on United States and non-United States markets (including over-the-counter markets) and exchanges (collectively, “Futures”) and to engage in such other Futures-related activities or transactions as determined in good faith by the Manager from time to time in its sole and absolute discretion. The Manager and the Members acknowledge that it is not the intention of the Company to operate as an “investment company” as such term is defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) or as an entity excluded from such definition of an investment company by virtue of Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Section 1.3 Term. The Company was organized on the date that the certificate of formation of the Company was filed as provided in Section 18-206(b) of the Limited Liability Company Act, and shall terminate on December 31, 20    , unless terminated earlier pursuant to the terms of this Agreement or by operation of law.

Section 1.4 Registered Agent and Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, DE 19808. Such registered agent and such registered office may be changed from time to time by the Manager in its sole and absolute discretion.

Section 1.5 Power of Attorney.

(a) Each Member, by the execution of this Agreement, whether in counterpart, by separate instrument, by attorney-in-fact or otherwise, does hereby irrevocably constitute and appoint the Manager with full power of substitution, as its true and lawful attorney-in-fact and agent, with full power and authority in its name, place and stead, to file, prosecute, defend, settle or compromise any and all actions at law or suits in equity for or on behalf of the Company with respect to any claim, demand or liability asserted or threatened by or against the Company, and to execute, acknowledge, deliver, file and record on behalf of the Company and each Member in the appropriate public offices: (i) all certificates and other instruments (including, without limitation, all counterparts of this Agreement, all amendments hereto, the certificate of formation of the Company and all amendments thereto) which the Manager deems appropriate to qualify or continue the Company as a limited liability company in the jurisdictions in which the Company may conduct business or which may be required to be filed by the Company or any Member under the laws of any jurisdiction; (ii) all instruments which the Manager deems appropriate to reflect a change in or modification or amendment of the Company or this Agreement adopted or effected in accordance with the terms of this Agreement;

(iii) all conveyances and other instruments which the Manager deems appropriate to reflect the dissolution and termination of the Company; (iv) certificates of assumed name; and (v) any brokerage, administrative, selling, custodial, advisory, investment management, subscription, stock purchase and swap agreement, including, without limitation, any, ISDA master agreements, the schedules thereto, the credit support annexes to the ISDA master agreements, paragraph 13 thereof and any confirmations issued thereunder and other agreements which the Manager deems necessary, advisable or desirable in connection with the Company’s business.

(b) The Power of Attorney granted herein shall be irrevocable and be deemed to be a power coupled with an interest and shall survive the bankruptcy, insolvency, termination, incapacity or death of a Member. Each Member hereby agrees to be bound by any representation made by the Manager and by any successor thereto acting in good faith pursuant to such Power of Attorney, and each Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Manager and any successor thereto taken in good faith under such Power of Attorney. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Section 1.5, this Agreement shall control.

Section 1.6 Offering of Interests. The Manager shall have the authority, in its sole and absolute discretion, to cause the Company from time to time, at the expense of the Company or otherwise, to offer Interests to any person. The term “Interest” as used in this Agreement is defined as an interest in the Company acquired upon the making of a capital contribution to the Company (“Capital Contribution”) by a Member. Interests may be issued by the Company in such classes or series (each being referred to herein as a “Series”) established in accordance with Section 18-215 of the Limited Liability Company Act, with each such Series bearing such rights, obligations, liabilities, privileges, designations and preferences and having different trading strategies and other terms (including without limitation different trading strategies, underlying trading advisors, management fees, incentive fees, degrees of leverage, brokerage commissions and other differences) as the Manager shall determine in its sole and absolute discretion upon the issuance of such Interests.

Section 1.7 Series Liability; Member Liability.

(a) Subject to the right of the Manager in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets (i) of the Company generally or (ii) of any other Series, and, except as otherwise provided in this Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series thereof shall be enforceable against the assets of such Series. The statutory provisions of Section 18-215 of the Limited Liability Company Act relating to limitations on interseries liabilities shall apply to the Company and each Series.

(b) Notwithstanding any other provision of this Agreement, the Manager shall have the right, in its sole discretion, to cause one Series to advance or loan funds to another Series, on such terms and conditions as the Manager deems are reasonable to compensate the lender Series for such advance or loan. Notwithstanding any other provision of this Agreement, the Manager may elect to hold funds or other assets owned by more than one Series in a single account.

(c) Except as otherwise provided in the Limited Liability Company Act, a Member of any Series shall not have any personal liability whatsoever to the Company or any of the creditors of the Company for the debts, liabilities, or other obligations of such Series beyond the Member’s Capital Contributions allocated to such Series and any allocated and undistributed profits relating to such Series.

Section 1.8 Transfer. No Member may pledge, transfer or assign its Interest in the Company, in whole or in part, to any person except with the prior written consent of the Manager or by operation of law. Any attempted pledge, transfer, or assignment not made in accordance with this Section 1.8 shall be void.

Section 1.9 Net Asset Value. The “Net Asset Value” of the Company shall mean the total assets of the Company including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount), less the total liabilities of the Company, each determined using generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting as a guideline (“GAAP”), except as set forth below or elsewhere in this Agreement. The “Net Asset Value” of each Series shall mean the total assets of the Company allocable to such Series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount), less the total liabilities of the Company allocable to such Series, each determined using GAAP, except as set forth below or elsewhere in this Agreement:

(a) Net Asset Value shall include any unrealized profit or loss on open commodities and swap positions, and any other credit or debit accruing to the Company but unpaid or not received by the Company.

(b) All open commodity futures contracts and options traded on a United States exchange shall be calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract or option traded on the applicable United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract or option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by the Company shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Manager may in its discretion value any of the Company’s assets pursuant to such other principles as it may deem fair and equitable in its sole and absolute discretion.

(c) Swap transactions shall be valued pursuant to the terms of each such swap transaction agreement.

(d) Interest earned shall be accrued at least daily.

(e) The amount of any distribution made pursuant to Article V hereof shall be a liability of the Company from the day when the distribution is declared until it is paid.

(f) Any reserves shall be accrued as a liability from the date when the reserve is created.

Article II

Manager

Section 2.1 Management. Subject to the limitations of this Agreement, the Manager shall have full, exclusive and complete control of the management, operations and policies of the Company and the Company’s affairs for the purposes herein stated and shall make all decisions affecting Company affairs. Subject to the Manager’s fiduciary obligations, these services also may be performed by the Manager or its Affiliates at rates which may exceed the lowest rates that might otherwise be available to the Company. The validity of any transaction, agreement or payment involving the Company and the Manager or any of its Affiliates otherwise permitted by this Agreement shall not be affected by reason of the relationship between the Manager and such Affiliate. The Manager may take such other actions as it deems to be in the best interests of the Company or necessary or desirable to manage or promote the business of the Company, including, without limitation, the power: (i) to purchase, repurchase, hold, sell (including short selling), loan, possess, transfer, mortgage, borrow, pledge, repledge, acquire, dispose of and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Futures, securities, cash equivalents, other instruments and investments, and other Company assets; (ii) to enter into swap agreements; (iii) to lend and borrow money and cash equivalents on a secured or unsecured basis from banks, brokers, dealers, financial institutions or other persons; (iv) to conduct margin accounts with brokers, dealers and other financial institutions; (v) to open, maintain and close bank, depository, brokerage and custodial accounts; (vi) to sign checks and other documents on behalf of the Company; (vii) to pay or authorize the payment of distributions to the Members and of the liabilities of the Company (including tax liabilities and withholdings); (viii) to exercise such powers as may be necessary or desirable to act as an investor, trader, arbitrageur, principal and counterparty; (ix) to prepare and file all Company tax returns and the making of such tax elections and determinations as appear to it appropriate; (x) to invest from time to time in one or more investment vehicles (including affiliated investment vehicles) for the investment of the

Company’s or one or more Series’ assets, to cause the Company from time to time to become a partner in such partnerships, a member in such limited liability companies, a shareholder in such companies, or a unit holder in such statutory trusts, and to acquire indicia of ownership in such other entities as the Manager may deem necessary or advisable from time to time, (xi) to enter into contracts with third parties with or otherwise engage third parties (including Affiliates (as hereinafter defined) of the Manager) for contracts for trading advisory, investment management, brokerage, swap counterparty, custodial, banking, investment banking, accounting, legal, administrative, clearing and consulting services, (xii) to engage personnel, whether part-time or full-time, attorneys and independent accountants or such other persons as the Manager may deem necessary or advisable, (xiii) to admit new Members to the Company pursuant to Section 4.1, (xiv) to require the withdrawal of any Member of the Company pursuant to Section 7.2, (xv) to suspend withdrawals from the Company pursuant to Section 7.6(b), and (xvi) generally, to act for the Company in all matters incidental to the foregoing.

Section 2.2 Other Business. (a) Nothing in this Agreement shall be deemed to preclude the Manager or its Affiliates from directly or indirectly purchasing, selling or holding investments, whether as principal, agent, broker or dealer, or engaging in any other activities or transactions for the account of any other person or enterprise or for their own account, regardless of whether the Company also has purchased or sold such investments or has engaged in similar transactions. The Members shall not have the right, by reason of their status as such, to participate in any manner in any profits or income earned or derived by or accruing to the Manager or its Affiliates from any transaction effected by any such person or from the conduct of any business other than that of the Company.

(b) The activities and services of the Manager under this Agreement are not exclusive, and nothing contained in this Agreement shall be deemed or construed to preclude the Manager or any of its Affiliates from engaging in any other business activities or in any way limit or circumscribe their respective abilities to engage in such other business activities, except as provided by the Limited Liability Company Act. The Manager shall devote such time to the Company’s business as the Manager, in its sole and absolute discretion, shall deem to be necessary to manage and supervise the Company’s business and affairs.

Section 2.3 No Liability for Return of Capital. Except as provided in the Limited Liability Company Act, the Manager shall not be liable for the return or repayment of all or any portion of the Capital Contributions or profits of the Members (or assignees). Any return or repayment of capital or profits made pursuant to this Agreement shall be made solely from the assets of the Company (which shall not include any right of contribution from the Manager).

Section 2.4 Expenses of the Company.

(a) The Company shall be responsible for all expenses incurred by the Company in the ordinary course of its business, including, without limitation, management fees, incentive fees, administration fees and expenses, brokerage commissions and other investment and trading fees and expenses, dealer spreads and related transaction fees and expenses, swap spreads, licensing fees, financing charges, fees and expenses incurred in connection with any action, arbitration, claim, demand, dispute, investigation, lawsuit or other proceeding, indemnification payments, and custodial fees. The Company also shall be obligated to pay all of its extraordinary fees and expenses, if any.

(b) All Company fees and expenses which are specific to a particular Series shall be allocated to such Series. All general expenses of the Company shall be allocated pro-rata among all the Series according to their respective Net Asset Values and taking into account the timing of Capital Contributions and withdrawals.

Section 2.5 Appointment of Brokers. Subject to applicable law, the Manager may designate from time to time one or more brokers, dealers, swap counterparties, banks, clearing associations, depositories, or other financial institutions, including Affiliates to execute transactions with or on behalf of the Company and to perform such other services for the Company as such party and the Manager may agree upon from time to time.

Section 2.6 Compensation of the Manager. In connection with the services of the Manager to be provided under the terms of this Agreement, the Manager shall be paid one dollar (U.S.$1) per annum.

Article III

Liability and Indemnification

Section 3.1 Standard of Liability. The Manager and its Affiliates shall not be liable to the Company or to the Members for any act or failure to act taken or omitted by it in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company if such act or failure to act did not constitute negligence, willful misconduct or a breach of fiduciary obligations.

Section 3.2 Indemnification of the Manager and its Affiliates.

(a) In any threatened, pending or completed action, arbitration, claim, demand, dispute, investigation, lawsuit or other proceeding (each a “Proceeding”) to which the Manager and/or any of its Affiliates (each, an “Indemnified Party) was or is a party or is threatened to be made a party by reason of the fact that it is or was the Manager of the Company, or is or was affiliated with the Manager, the Company shall indemnify, defend, and hold harmless such Indemnified Party from and against any loss, liability, damage, cost, expense (including, without limitation, attorneys’ and accountants’ fees and expenses incurred in defense of any Proceedings), judgments and amounts paid in settlement (collectively, “Losses”), incurred by it if such Indemnified Party acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Company and, provided that the omission, act or conduct that was the basis for such Losses did not constitute willful misconduct, negligence or a breach of fiduciary obligations on the part of the Indemnified Party. The termination of any Proceeding by judgment, order or settlement shall not create, of itself, a presumption that the Indemnified Party did not act in good faith and in a manner it reasonably believed to be in or not opposed to, the best interests of the Company.

(b) The Company shall make advances to an Indemnified Party hereunder only if (i) the Proceeding relates to the performance of duties or services by such Indemnified Party to the Company and (ii) the Indemnified Party receiving such advance agrees to repay the advance if such Indemnified Party is ultimately found not to be entitled to indemnification hereunder.

(c) As used in this Agreement, the term “Affiliate” of the Manager shall mean: (i) any natural person, partnership, corporation, limited liability company, association or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10.0% or more of the outstanding voting interest of the Manager; (ii) any partnership, corporation, limited liability company, association or other legal entity 10.0% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the Manager; (iii) any natural person, partnership, corporation, limited liability company, association or other legal entity directly or indirectly controlling, controlled by, or under common control with, the Manager; or (iv) any officer, manager, director, shareholder, employee, partner or member of the Manager.

Section 3.3 Indemnification by Members. In the event that the Company, the Manager and/or any of its Affiliates is made a party to any Proceeding or otherwise incurs any Losses as a result of, or in connection with, (a) a Member’s (or its assignee’s) activities, obligations or liabilities unrelated to the Company’s business or (b) any failure or alleged failure on the part of the Company or the Manager to withhold from income or gains allocated or deemed to be allocated to a Member (or its assignees), whether or not distributed, any amounts with respect to which Federal income tax withholding was required or alleged to have been required, the Member (or its assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Company, the Manager and its Affiliates for such Losses to which they shall become subject.

Article IV

Members

Section 4.1 Members.

(a) The Manager may admit Members to the Company from time to time and upon such terms as the Manager may decide in its sole and absolute discretion.

(b) A transferee of a Member’s Interest will not become a Member of the Company unless: (i) the transferee accepts and agrees to be bound by the terms and provisions of this Agreement, (ii) a counterpart of this Agreement and such other documents or instruments as the Manager may require are executed by the transferee to evidence such acceptance and agreement, (iii) the transferor and transferee of any Interest shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) of any transfer or proposed transfer of such Interest, whether or not consummated, (iv) the Manager has consented to the admission of such transferee as a Member; and (v) if the transferee is not an individual, the transferee provides the Company with evidence satisfactory to counsel for the Company of the authority of such transferee to become a Member under the terms and provisions of this Agreement.

Article V

Capital Contributions; Capital Accounts; Allocations; Distributions

Section 5.1 Capital Contributions. Each Member has made (or shall make) an initial Capital Contribution to the Company in an amount determined by the Manager in its sole and absolute discretion. The Manager shall have the right, in its sole and absolute discretion, to accept a Members’ Capital Contributions in cash, securities or other property, in whole or in part, which will be valued at fair market value, which is to be determined by the Manager in its sole and absolute discretion. The Manager may, in its sole and absolute discretion, permit a Member to make Capital Contributions to the Company as of the close of business (as determined by the Manager) on each Business Day (as hereinafter defined) and at such other times as the Manager may determine in its sole and absolute discretion. The Manager shall have the right to refuse any Capital Contribution in whole or in part in its sole and absolute discretion.

Section 5.2 Capital Accounts. A separate capital account shall be established on the books of the Company for each Member with respect to each Series of Interests held by such Member (each, a “Capital Account”).

Section 5.3 General Allocations. As of the close of business (as determined by the Manager) on each Business Day during each Fiscal Year (as hereinafter defined) of the Company, a Member’s Capital Account with respect to each Series shall be (a) credited with the amount of any Capital Contributions to the Company made by such Member relating to such Series, (ii) debited by the amount of any withdrawals made by the Member related to such Series pursuant to Article VII and the amount of any distributions made to such Member relating to such Series pursuant to Section 5.6, and (c) credited or debited pro rata (based on the Capital Account balance of such Capital Account as a percentage of the total Capital Account balances of such Series) by any increase or decrease in the Net Asset Value of such Series as of such date as compared with the Net Asset Value of such Series on the immediately preceding determination date.

Section 5.4 Tax Matters Partner. The initial “Tax Matters Partner” of the Company, as defined in Section 6231 of the Code shall be [    ]. Each Member hereby consents to such designation and agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. The Manager shall have the authority to designate any successor Tax Matters Partner for the Company and may designate a successor Tax Matters Partner for the Company, in its sole and absolute discretion, upon written notice to the Members. The Tax Matters Partner, in its sole and absolute discretion, may cause the Company to make, refrain from making and, once having made, revoke the election referred to in Section 754 of the Code or any other election affecting the computation of partnership income required to be made by the Company pursuant to Section 703(b) of the Code, and any similar or different elections provided by Federal, state or local law or any similar provision enacted in lieu thereof. The Tax Matters Partner, in its sole and absolute discretion, may delegate some or all of its management responsibilities to Affiliates, and it also may hire third parties to perform such services, either at its own expense or at the expense of the Company.

Section 5.5 Tax Allocations.

(a) Allocations pursuant to this Section 5.5 are solely for tax purposes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account balance, share of profits, losses, or other items, or distributions pursuant to any provision of this Agreement.

(b) For each Fiscal Year of the Company, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member’s Capital Account for the relevant accounting periods. Allocations under this Section 5.5 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated there under, as applicable, or the successor provisions to such Section and Treasury Regulations.

(c) Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the “qualified income offset” requirements of Treasury Regulations Section 1.704-1(b)(2)(ii)(d)

(d) If the Company realizes ordinary income and/or capital gains (including short-term capital gains) for Federal income tax purposes (collectively, “income”), the Manager may elect to allocate such income as follows: (i) to allocate such income among such Positive Basis Members (as hereinafter defined), pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Member, until either the full amount of such income shall have been so allocated or the Positive Basis of each such Positive Basis Member shall have been eliminated and (ii) to allocate any income not so allocated to Positive Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members’ Capital Accounts pursuant to Section 5.3.

(e) If the Company realizes deductions, ordinary losses and/or capital losses (including long-term capital losses) for Federal income tax purposes (collectively, “losses”), the Manager may elect to allocate such losses as follows: (i) to allocate such losses among such Negative Basis Members (as hereinafter defined), pro rata in proportion to the respective Negative Basis (as hereinafter defined) of each such Negative Basis Member, until either the full amount of such losses shall have been so allocated or the Negative Basis of each such Negative Basis Member shall have been eliminated and (ii) to allocate any losses not so allocated to Negative Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members’ Capital Accounts pursuant to Section 5.3.

(f) As used herein, (i) the term “Positive Basis” shall mean, with respect to any Member and as of any time of calculation, the amount by which (x) its Interest in the Company as of such time plus an amount equal to any deemed distributions to such Member for Federal income tax purposes pursuant to Section 752(b) of the Code resulting from its withdrawal exceeds (y) its “adjusted tax basis”, for Federal income tax purposes, in its Interest in the Company as of such time, and (ii) the term “Positive Basis Member” shall mean any Member who withdraws from the Company and who has Positive Basis as of the effective date of its withdrawal (determined prior to any allocations made pursuant to this Section 5.4).

(g) As used herein, (i) the term “Negative Basis” shall mean, with respect to any Member and as of any time of calculation, the amount by which (x) its Interest in the

Company as of such time plus an amount equal to any deemed distributions to such Member for Federal income tax purposes pursuant to Section 752(b) of the Code resulting from its withdrawal is less than (y) its “adjusted tax basis”, for Federal income tax purposes, in its Interest in the Company as of such time, and (ii) the term “Negative Basis Member” shall mean any Member who withdraws from the Company and who has Negative Basis as of the effective date of its withdrawal (determined prior to any allocations made pursuant to this Section 5.4).

(h) If the Code or regulations promulgated thereunder require a withholding or other adjustment to a Member’s Capital Account or some other event occurs necessitating in the Manager’s judgment an equitable adjustment, the Manager shall make such adjustments in the determination and allocation among the Members of such items of income, deduction, gain, loss, credit or withholding for tax purposes, accounting procedures or such other financial or tax items as shall equitably take into account such event and applicable provisions of law, and the determination thereof in the discretion of the Manager shall be final and conclusive as to all of the Members.

Section 5.6 Distributions.

(a) The Members recognize that the profitability of the Company depends upon long-term, uninterrupted investment of capital. The Members acknowledge, therefore, that the Manager generally will not make distributions of any items of income or gain to the Members except as required or permitted by this Agreement. The Manager shall have sole discretion in determining the amount and frequency of distributions to be made to the Members. The Manager may, in its sole discretion, make distributions in cash or in kind, or partly in cash and partly in kind to the Members.

(b) The Manager may withhold and pay over to the U.S. Internal Revenue Service (or any other relevant taxing authority) such amounts as the Company is required to withhold or pay over, pursuant to the Code or any other applicable law, on account of a Member’s distributive share of the Company’s items of income or gain.

(c) For purposes of this Agreement, any taxes so withheld or paid over by the Company with respect to a Member’s distributive share of the Company’s income or gain shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member’s Interest shall pay the amount of such excess to the Company, as a contribution to the capital of the Company.

Section 5.7 Determination by the Manager of Certain Matters. All matters concerning the valuation of securities and other assets and liabilities of the Company, the allocation of income, deductions, gains and losses among the Members, including taxes thereon, and accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members.

Section 5.8 Tax Returns. The Manager or its designated agent shall prepare and file, or cause the accountants of the Company to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code, and any required state and local income tax and information returns for each tax year of the Company.

Article VI

Accounting Matters and Reports

Section 6.1 Books of Account; Fiscal Year. Proper books of account shall be kept under the accrual method of accounting, and there shall be entered therein all transactions, matters and things relating to the Company’s business as are required by all applicable laws and using GAAP, except as otherwise expressly provided in this Agreement. The books of accounts and records of the Company shall be open for inspection in accordance with and subject to the limitations set forth in the Limited Liability Company Act. Each “Fiscal Year” of the Company will end on December 31.

Section 6.2 Valuation; Reserves. Except as otherwise expressly provided in this Agreement, in determining the value of accounts of the Company for all purposes, the assets and liabilities of the Company shall be valued in accordance with Section 1.9; The Manager, in its sole and absolute discretion may provide reserves or holdbacks for estimated accrued expenses, assets that are difficult to value, and liabilities or contingencies, including general reserves or holdbacks for unspecified contingencies (even if such reserves or holdbacks are not required by GAAP).

Section 6.3 Effect of Accounting Determination. Except with respect to the distributive interest of the Members determined in accordance with this Agreement, the value of accounts of the Company, as ascertained and determined at the end of each fiscal year, shall be conclusive upon each Member, unless it shall make objection to the same in writing, delivered to the Company within 20 days after receipt by a Member of a statement of its account as sent to such Member at the end of each fiscal year. In the absence of such written objection, the valuation of each account shall not thereafter be questioned by a Member or by its legal representatives.

Section 6.4 Reports. The Company shall prepare and deliver to each Member, from time to time, information concerning the Net Asset Value of the Company or a Series, as applicable, and information with respect to balances of any Capital Accounts established for such Member.

(b) The Company shall prepare and deliver, or cause its accountants to prepare and deliver, to each Member, a report setting forth in sufficient detail such information as shall enable such Member to prepare its Federal income tax return in accordance with the laws, rules and regulations then prevailing.

Article VII

Withdrawals

Section 7.1 Withdrawals from Capital Accounts. Subject to the other provisions of this Agreement and in compliance with applicable laws, a Member of a Series may withdraw some or all amounts from its Capital Account relating to a Series as of the close of business on any Business Day (each, a “Withdrawal Date”) with one Business Day’s prior written notice to the Manager. To be deemed to be given on a Business Day, notice must be received by the Manager no later than 4:00 pm Eastern Time on the preceding Business Day. “Business Day” means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

Section 7.2 Mandatory Withdrawals. The Manager may, in its sole and absolute discretion, require a Member to withdraw from the Company.

Section 7.3 Other Withdrawals. The withdrawal of a Member shall also be deemed to occur in the event of the death, expulsion, dissolution, legal incapacity, insolvency, or bankruptcy of such Member. The death, legal disability, incapacity, insolvency, bankruptcy, dissolution or withdrawal of a Member shall not result in the dissolution or termination of the Company.

Section 7.4 Timing of Withdrawal. For purposes of computing the withdrawing Member’s distributive interest pursuant to this Agreement, a withdrawal will be deemed to occur as of 4:00 pm Eastern Time on the applicable Withdrawal Date.

Section 7.5 Payment of Withdrawal Proceeds. Subject to the other terms of this Agreement, payment of the amount requested to be withdrawn generally shall be made within seven (7) Business Days following the Withdrawal Date to the extent reasonably practicable.

Section 7.6 Limitations on Payment of Withdrawal Proceeds.

(a) Notwithstanding anything contained in this Agreement to the contrary, the payment of withdrawal proceeds will not be made to a withdrawing Member unless (i) all liabilities, contingent or otherwise, of the Company and the relevant Series have been paid or there remains property of the relevant Series sufficient to pay them, and (ii) any reserves and estimated accrued expenses and liabilities provided for in accordance with Section 6.2 have been taken.

(b) The Manager may suspend temporarily any withdrawal if the effect of such withdrawal, either alone or in conjunction with other withdrawals, would, in its sole judgment, be to impair the Company’s ability to operate. The Manager may also suspend any withdrawal in the event of a natural disaster, force majeure, act of war, terrorism, bankruptcies, closure of financial markets, or other events outside of the Company’s control that impair the Company’s ability to operate.

(c) The Manager, by written notice to any Member, may suspend payment of some or all withdrawal proceeds to such Member (i) if the Member reasonably deems it necessary to do so to comply with anti-money laundering laws and regulations applicable to the Company and (ii) under extraordinary circumstances, as determined by the Manager in its sole and absolute discretion (including, but not limited to, the inability to liquidate portfolio positions as of such Withdrawal Date, or default or delay in payments due the Company from brokers, banks, counterparties, or other persons, or significant administrative hardship), in which event payment for withdrawal will be made to such Member as soon thereafter as is practicable.

Section 7.8 Rights and Obligations Upon Withdrawal. Upon the complete withdrawal of a Member, all of its rights in specific Company property of every kind whatsoever, including, but not limited to, all books of account, records, and papers of the Company, shall immediately and without further assignment, cease. The withdrawing Member and its legal representatives shall have only the right to receive the distributions to the withdrawn Member provided for under this Agreement.

Article VIII

Dissolution

Section 8.1 Dissolution. The Company shall cease doing business and shall be dissolved upon the earlier of: (a) December 31, 20    ; (b) upon the insolvency or bankruptcy of the Company; (c) at the election of the Manager upon 60 days notice to the Members; (d) upon the resignation, retirement, adjudication of bankruptcy or insolvency, dissolution or withdrawal of the Manager; or (e) at the election by the Members together with the consent of the Manager. The death, legal disability, incapacity, insolvency, bankruptcy, dissolution or withdrawal of a Member shall not result in the dissolution or termination of the Company.

Section 8.2 Final Accounting. Upon the dissolution of and failure to reconstitute the Company, an accounting shall be made of the accounts of the Company and of the Members, and of the Company’s assets, liabilities and changes in financial condition from the date of the last previous accounting to the date of such dissolution. The Manager, or such person or persons designated by it, shall act as liquidating trustee or trustees and immediately proceed to wind-up and terminate the business and affairs of the Company and liquidate the property and assets of the Company. In the event the dissolution is caused by the death, legal disability, incapacity, insolvency, bankruptcy, dissolution or withdrawal of the Manager, the liquidating trustee or trustees shall be designated with the consent of a Majority-in-Interest (as defined below) of the Members.

Section 8.3 Distribution. Upon the winding-up and termination of the business and affairs of the Company, its liabilities and obligations to creditors and all expenses incurred in liquidation shall be paid, and its remaining assets shall be distributed to the Members pursuant to the terms of Section 7.5 of this Agreement.

Section 8.4 Use of Firm Name upon Dissolution. At no time during the operation of the Company or upon the termination and dissolution of the Company shall any value be placed upon the firm name, or the right to its use, or to the goodwill, if any, attached thereto, either for the Members or for the purpose of determining any distributive interest of the Members in accordance with this Agreement.

Article IX

Miscellaneous

Section 9.1 Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be effective only if in writing and shall be considered as properly given or made, if sent by facsimile, if personally delivered, if mailed, postage prepaid, and addressed, if to the Manager, to it at the address of the Company, and if to a Member, to the address of such Member as reflected in the books and records of the Company from time to time. A Member may change its address by giving notice in writing to the Manager stating its new address, and the Manager may change its address by giving such notice to the Members. Commencing on the 10th day after the giving of such notice, such newly designated address shall be the Member’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

Section 9.2 Amendment.

(a) The terms and provisions of this Agreement as a whole or in respect of any Series may be modified or amended at any time and from time to time with the written consent of a Majority-in-Interest of Members of the Company, and the consent of the Manager (which may be given or withheld in its sole and absolute discretion). For purposes of this Section 9.2, a “Majority-in-Interest” shall mean, with respect to the Company, those Members with aggregate Capital Account balances totaling more than 50% of the aggregate Capital Account balances of all Members of the Company as of the determination date.

(b) Notwithstanding the foregoing, the Manager may, without the approval of the Members, make such amendments to this Agreement which (i) are necessary to add to the representations, duties or obligations of the Manager or surrender any right or power granted to the Manager herein, for the benefit of the Members; (ii) are necessary to cure any ambiguity or to correct or supplement any provision in this Agreement which may be manifestly inconsistent with any other provision herein; and (iii) are necessary to delete from or add any provision to this Agreement required or deemed necessary to be so deleted or added by any governmental authority for the benefit or protection of the Members. However, no such amendment shall change the liability of the Members so as to materially, adversely affect the Members or change the Members’ share of the profits or losses of the Company without the consent of the Members.

Section 9.3 Execution. This Agreement may be executed in more than one counterpart, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart. Executed facsimile or electronic copies of this Agreement shall constitute a binding agreement for all purposes.

Section 9.4 Successors in Interest. (a) Each Member of a Series covenants for it, its heirs, executors, administrators, successor, assigns and legal representatives that it will, at any time on demand after its withdrawal from the Company, contribute to the Company (for the benefit of the relevant Series) its proportionate share of any liability, judgment or cost of any kind (including the reasonable cost of the defense of any suit or action and any sums which may be paid in settlement thereof) that may be incurred by the Company on behalf of a Series on account of any matters or transactions occurring during the time it was a Member. The amount of such contribution shall not exceed the then balance of its account at the time it ceased to be a Member plus the amount of distributions theretofore made to it, if any, plus interest thereon. Such proportionate share of liability, judgment or cost of any kind shall be determined from this Agreement as it existed at the time such matter or transaction occurred.

(b) Each Member covenants that neither it nor its heirs, executors, administrators, successors, assigns or legal representatives, nor any person or persons claiming through or under it, will file a bill for a Company accounting or otherwise proceed adversely in any way whatsoever against the Company, except in an action for fraud.

(c) This Agreement and all of its terms and provisions shall be binding upon and shall inure to the benefit of the Members and their legal representatives, heirs and successors and assigns. Any person subsequently admitted to the Company as a Manager or a Member shall be subject to all of the provisions of this Agreement as if an original signatory hereto.

Section 9.5 Governance. Each Member agrees that if any action shall be taken pursuant to this Agreement by such Member, it will execute any such writing or instrument as may be necessary to carry out and perfect such action notwithstanding that said party may not have assented thereto or may have objected thereto. Company action covered within the scope of this clause includes, but is not limited to, the adoption of any certificate of formation of the Company or any amendment thereto, any instrument effecting or evidencing the withdrawal of the Member and any amendment or supplement to this Agreement.

Section 9.6 Ownership of Company Assets. Any assets owned by the Company may be registered in the Company’s name, or in the name of a nominee, or in a “street name.”

Section 9.7 Governing Law. The validity and construction of this Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

Section 9.8 Entire Agreement. This Agreement constitutes the entire agreement among the Manager and the Members relative to the formation and operation of the Company. This Agreement supersedes and replaces any and all prior agreements relative to such matters.

Section 9.9 Investment Representation. By executing this Agreement, each Member hereby represents and warrants to the Manager as follows:

(a) it understands that its investment in the Company is a “security” as defined in the U.S. Securities Act of 1933, as amended (the “1933 Act”) which has not been registered under the 1933 Act or any state securities law and that its investment is being made in reliance upon the exemption contained in 4(2) of the 1933 Act and similar provisions under state securities laws;

(b) its participation in the Company is being made for its own account for investment purposes and with no present intention of reselling or distributing its Interest in the Company;

(c) it is familiar with the types of transactions and activities in which the Company intends to engage and is fully aware that such transactions and activities involve volatility and risk of loss; and

(d) it is fully capable of evaluating the merits and risks associated with an investment in the Company, and its net worth is such that it can bear the economic risk of loss of its investment in the Company.

Section 9.10 Arbitration. Each party hereto agrees that any dispute, controversy, claim or difference between the parties with respect to any matter related to or arising out of this Agreement shall be settled and determined by arbitration in the City of New York, State of New York, in accordance with the rules then obtaining of the National Futures Association or, if no such rules are then obtaining or if jurisdiction is declined, then in accordance with the rules then obtaining of the American Arbitration Association. Without limiting the generality of the foregoing, in any such arbitration, each of the parties hereto agrees to request from the arbitrators that (i) their authority be limited to construing and enforcing the terms and conditions of the Agreement as expressly set forth herein, (ii) the reasons for their award be stated in a written opinion, (iii) they shall not make any award which shall alter, change, cancel or rescind any provision of this Agreement, and (iv) their award shall be consistent with the provisions of this Agreement. The award of the arbitrators shall be final and binding, and judgment may be confirmed and entered thereon in any court of competent jurisdiction. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

Manager

EQUINOX FUND MANAGEMENT, LLC

By:
[ ]

Members

THE FRONTIER FUND

By:	Its Managing Owner, Equinox Fund Management, LLC

By:
[ ]

[MEMBER NAME]

By:	[ ]

By:
[ ]